Exhibit 10.35

BAZAARVOICE, INC.

SERIES E PREFERRED STOCK PURCHASE AGREEMENT

February 9, 2010

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

Schedules:

A	-	Schedule of Investors
B	-	Schedule of Exceptions

Exhibits:

A	-	Sixth Amended and Restated Certificate of Incorporation
B	-	Amended and Restated Investors’ Rights Agreement
C	-	Amended and Restated Right of First Refusal and Co-Sale Agreement
D	-	Amended and Restated Voting Agreement

-iii-

BAZAARVOICE, INC.

SERIES E PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of February 9, 2010 by and among Bazaarvoice, Inc., a Delaware corporation (the “Company”), and the individuals and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached to this Agreement as Schedule A (the “Schedule of Investors”).

1. Purchase and Sale of Stock.

1.1 Sale and Issuance of Series E Preferred Stock.

(a) The Company shall adopt and file with the Delaware Secretary of State before the Closing (as defined in Section 1.2) the Sixth Amended and Restated Certificate of Incorporation in the form attached to this Agreement as Exhibit A (the “Restated Certificate”).

(b) The Company has authorized the sale and issuance of up to 726,392 shares (the “Shares”) of its Series E Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), pursuant to this Agreement.

(c) Subject to the terms and conditions of this Agreement, each Investor agrees to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing that number of shares of Series E Preferred Stock set forth opposite each Investor’s name on the Schedule of Investors, at a purchase price of $4.13 per share.

1.2 Closing. The purchase and sale of the Shares shall take place at the offices of the Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746, at 10:00 A.M. local time, on the date of this Agreement, or at such other time and place as the Company and Investors purchasing at least a majority of the Shares to be sold at such closing pursuant to this Agreement mutually agree upon in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each Investor participating in such Closing a certificate representing the Shares that such Investor is purchasing at such Closing against payment of the purchase price therefor by check, wire transfer, or any combination thereof

2. Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached to this Agreement as Schedule B (the “Schedule of Exceptions”), the Company represents and warrants to each Investor as of the date of the Closing as follows:

2.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in the State of Texas and in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company’s business, financial condition or properties.

2.2 Corporate Power. The Company has all requisite legal and corporate power and authority (i) to own and operate its properties and assets and to carry on its business as presently conducted, (ii) to execute and deliver this Agreement, the Amended and Restated Investors’ Rights Agreement in the form attached to this Agreement as Exhibit B (the “Investors’ Rights Agreement”), the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached to this Agreement as Exhibit C (the “Co-Sale Agreement”), and the Amended and Restated Voting Agreement in the form attached to this Agreement as Exhibit D (the “Voting Agreement” and together with the Investors’ Rights Agreement and Co-Sale Agreement, the “Ancillary Agreements”), (iii) to sell and issue the Shares and the Common Stock issuable upon conversion thereof and (iv) to carry out and perform the provisions of this Agreement and the Ancillary Agreements.

2.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of this Agreement and the Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing. This Agreement and the Ancillary Agreements, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in this Agreement or the Investors’ Rights Agreement may be limited by applicable laws and principles of public policy.

2.4 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company (except as set forth in the Ancillary Agreements) and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Shares has been duly authorized, validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company (except as set forth in the Ancillary Agreements) and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws.

2.5 Capitalization and Voting Rights.

(a) The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

(i) Preferred Stock. 27,897,031 shares of Preferred Stock, par value $0.0001, of which 17,511,618 have been designated Series A Preferred Stock, all of which are issued and outstanding, of which 2,566,938 have been designated Series B Preferred Stock, all of which are issued and outstanding, of which 4,013,619 have been designated Series C Preferred Stock, all of which are issued and outstanding, of which 3,078,464 have been designated as Series D Preferred Stock, all of which are issued and outstanding, and of which 726,392 have been designated Series E Preferred Stock, none of which are issued and outstanding. The relative rights, privileges and preferences of the Series E Preferred Stock will be as stated in the Restated Certificate.

(ii) Common Stock. 59,000,000 shares of Common Stock, par value $0.0001 (“Common Stock”), 17,045,048 of which shares are issued and outstanding.

(b) The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws or pursuant to valid exemptions therefrom.

(c) Except for (i) the conversion privileges of the Preferred Stock, (ii) the rights provided in the Investors’ Rights Agreement, and (iii) 12,851,508 shares of Common Stock issued or reserved for issuance pursuant to the Company’s 2005 Stock Plan (the “Option Plan”), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any of its securities. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any of the Company’s equity securities or rights to purchase the Company’s equity securities provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any termination with or without cause, merger, sale of stock or assets, change in control or other similar transaction by the Company. The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

2.6 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.7 Compliance with Other Instruments. The Company is not in violation or default in any respect of any provision of its charter or bylaws (both as amended to date) or in any material respect of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.8 Governmental Consent, etc. No consent, approval, qualification, order or authorization of, or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the Company’s execution, delivery or performance of this Agreement, the offer, sale or issuance of the Shares or the issuance of the Common Stock issuable upon conversion of the Shares, except (i) filing of the Restated Certificate with the Delaware Secretary of State, which filing shall have been made prior to and shall be effective as of the Closing, and (ii) such filings as have been made prior to the Closing, except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act, or such post-Closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

2.9 Offering. Subject in part to the truth and accuracy of each of the Investor’s representations set forth in Section 2.1 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of Section 5 of the Securities Act, and all applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.10 Agreements; Action.

(a) Except for agreements explicitly contemplated by this Agreement or the Ancillary Agreements, there are no contracts, agreements, instruments, leases, commitments, understandings or proposed transactions between the Company and any of its officers, directors, stockholders, employees, affiliates, or any affiliate thereof.

(b) Except as set forth in the Schedule of Exceptions, there are no contracts, agreements, instruments, leases, commitments, understandings, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of the Company in excess of $200,000 or (ii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services. The Schedule of Exceptions sets forth a list of the ten largest customers of the Company based on annual service fees as of January 31, 2010.

(c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $200,000 or, in the case of indebtedness and/or liabilities individually less than $200,000, in excess of $400,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its products or services in the ordinary course of business.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e) All of the contracts, agreements, instruments and leases described in subsections (a) and (b) above and in Section 2.13 are valid, binding and in full force and effect, except as limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally or (ii) by laws relating to the specific performance, injunctive relief or other equitable remedies.

(f) The Company is not in violation or default in any material respect of any provision of any (i) Application Service Provider Agreement (including any amendments thereto) with any material customer, (ii) Master Services Agreement (including any amendments thereto) with any material customer, (iii) Service Level Agreement with any material customer or (iv) other written agreement pursuant to which the Company provides products, services, maintenance or support to any material customer (collectively, “Customer Agreements”). The Company has not received written notice from any Significant Customer as of the date of this Agreement that such Significant Customer intends to terminate or not to renew its Customer Agreements with the Company and that has not been reflected in the Financial Statements. “Significant Customer” shall mean a customer of the Company who is obligated pursuant to its Customer Agreements to pay an annual service fee to the Company in excess of $200,000 per year.

2.11 Obligations to Related Parties. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered for the most recent bi-weekly payroll period, (ii) reimbursement for reasonable expenses incurred on behalf of the Company of less than $10,000 in the aggregate, (iii) relocation allowances of less than $30,000 and (iv) unpaid commissions or bonuses in the ordinary course of business. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No employee, officer or director, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

2.12 Title to Properties and Assets. The Company has good and marketable title to its tangible property and assets free and clear of all mortgages, liens, claims, and encumbrances other than (i) for liens for current taxes not yet delinquent and reflected in the Financial Statements, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iii) for liens in respect of pledges or deposits under workers’ compensation laws or similar legislation or (iv) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property. With respect to the tangible property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances, subject to clauses (i)-(iv) above.

2.13 Intellectual Property.

(a) For purposes of this Section 2.13, the following terms shall have the definitions ascribed to them below:

(i) “Company Intellectual Property” means any Technology and Intellectual Property Rights (A) in and to any products developed, manufactured or sold in connection with the conduct of the Company’s business, to which Company claims ownership and/or (B) that are necessary for the conduct of the Company’s business, including the Company Registered Intellectual Property Rights, that are owned by or exclusively licensed to Company.

(ii) “Intellectual Property Rights” means any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, reexaminations, renewals, extensions, provisionals, continuations and continuations in part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures (“Patents”); (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (D) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology (“Maskworks”); (E) all industrial designs and any registrations and applications therefor throughout the world; (F) all World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world (“Trademarks”); and (G) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(iii) “Technology” means all information and all tangible or intangible copies and embodiments in any media of, technology, including all know how, show how, techniques, trade secrets, inventions and discoveries (whether or not patented or patentable), algorithms, routines, software, files, databases, works of authorship or processes.

(iv) “Registered Intellectual Property Rights” means all United States, international and foreign: (A) Patents, including applications therefor; (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (C) Copyright registrations and applications to register Copyrights; (D) Mask Work registrations and applications to register Mask Works; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

(b) To the Company’s knowledge, the Company is the sole owner of or possesses sufficient legal rights to all Company Intellectual Property.

(c) The Schedule of Exceptions contains a complete list of all Registered Intellectual Property Rights owned by, filed in the name of, or applied for by Company in connection with the conduct of the Company’s business (the “Company Registered Intellectual Property”) and lists a summary of the current status of such Company Registered Intellectual Property Rights.

(d) Except as set forth in the Schedule of Exceptions, each item of Company Registered Intellectual Property is subsisting and, to the Company’s knowledge, valid. All necessary registration, maintenance and renewal fees in connection with the Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. In each case in which the Company has acquired ownership of any Technology or Intellectual Property Rights from any third party, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights (including the right to seek future damages with respect thereto) to the Company and except as set forth in the Schedule of Exceptions, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be, where such assignment concerned Registered Intellectual Property Rights.

(e) Except for standard end-user license agreements, nondisclosure agreements or as set forth on the Schedule of Exceptions, the Company is not a party to or bound by outstanding options, licenses (as licensor or licensee) or agreements of any kind relating to any Technology or Intellectual Property Rights.

(f) To the Company’s knowledge, the Company’s business, as currently conducted or currently proposed to be conducted, including the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the Company’s products, Technology or services does not infringe, misappropriate or violate any Intellectual Property Rights of any other Person, violate any right of any person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received any written communications alleging that the Company has infringed or misappropriated any Intellectual Property Rights of any other Person or engaged in unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor). Except where the Company has already acquired ownership or license rights, the Company does not believe that it will be necessary to use any inventions or works of authorship of its past or present employees or consultants made prior to their employment by, or consulting relationship with, the Company.

(g) To the Company’s knowledge, no person is infringing or misappropriating, or has infringed or misappropriated any Company Intellectual Property. The Company has not brought any action, suit or proceeding for infringement of any Company Intellectual Property or breach of any license or agreement involving Intellectual Property Rights against any third party.

(h) The Company has taken reasonable steps to protect its rights in its trade secret information in the Company Intellectual Property.

(i) To the extent that any Technology included in the Company’s products has been developed or created by any person other than the Company or jointly with any person other than the Company, the Company has a written agreement with such person with respect thereto, and thereby has irrevocably obtained worldwide, perpetual ownership of, or has license rights to all such Technology included in the Company’s products and, to the Company’s knowledge, Intellectual Property Rights therein. Each current and former employee or independent contractor has entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Technology and Intellectual Property Rights included in the Company’s products created by such employee or independent contractor in the scope of his or her employment with or service to the Company.

(j) Except as set forth in the Schedule of Exceptions, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any asserted dispute regarding the scope of such agreement or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

(k) To the Company’s knowledge, no Company Intellectual Property is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of the foregoing.

(l) Except as set forth in the Schedule of Exceptions, the Company’s software products licensed by the Company to third parties do not contain any Public Software. “Public Software” means any software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any software that is distributed pursuant to a license that (1) requires the licensee to distribute or provide access to the source code of such software or any portion thereof when the object code is distributed, (2) requires the licensee to distribute the software or any portion thereof for free or at some reduced price, or (3) requires that other software or any portion thereof combined with, linked to, or based upon such software (“Combined Software”) be licensed pursuant to the same license or requires the distribution of all or any portion of such Combined Software for free or at some reduced price or otherwise adversely affects the Company’s exclusive ownership of such Combined Software. The term “Public Software” includes, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public

License; (iv) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; and (viii) the Apache License.

(m) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

2.14 Reserved.

2.15 Proprietary Information and Inventions Assignment Agreement. Each current or former employee of the Company has executed a proprietary information and inventions assignment agreement in the form presented to counsel to the Investors. No such employee has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee’s proprietary information and inventions assignment agreement. Each current or former consultant of the Company that assists or assisted with the development of the Company’s Intellectual Property or has or had access to the Company’s Intellectual Property has executed an agreement containing confidentiality and invention assignment provisions in the form presented counsel to the Investors. The Company is not aware that any of its current or former employees or consultants are in violation of such agreements.

2.16 Reserved.

2.17 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company. To the Company’s knowledge, there is no legitimate basis for or threat of an action, suit, proceeding or investigation against that Company that could reasonably be expected to have a material adverse effect on the Company’s business, properties or financial condition. The Company is not a party to or, to its knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

2.18 Registration Rights. Except as set forth in the Investors’ Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued.

2.19 Brokers or Finders; Other Offers. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

2.20 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as presently conducted by it, the lack of which would have a material adverse effect on the Company’s business, properties or financial condition, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently proposed to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.21 Financial Statements. The Company has delivered to the Investors its audited financial statements (balance sheet, profit and loss statement and statement of cash flows, including notes thereto) as at and for the one-year period ended April 30, 2009 and its unaudited financial statements (balance sheet, profit and loss statement and statement of cash flows) as at and for the nine-month period ended January 31, 2010 (the “Financial Statements”). The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. The audited Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) applied on a consistent basis throughout the period indicated, except as disclosed therein. The unaudited Financial Statements do not contain additional financial statements and footnotes required under US GAAP, and are subject to normal year-end adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to January 31, 2010 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under US GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person or entity. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with US GAAP.

2.22 Changes. Since January 31, 2010, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a material adverse effect on the Company’s business, financial condition or properties;

(c) any intentional waiver by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the Company’s business, financial condition or properties;

(e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee;

(g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(h) any resignation or termination of employment of any officer or key employee of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any officer or key employee;

(i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

(k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(l) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(m) to its knowledge, any other event or condition of any character that would have a material adverse effect on the Company’s business, financial condition or properties; or

(n) any agreement or commitment by the Company to do any of the things described in this Section 2.22.

2.23 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company is a Subchapter C corporation. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization).

2.24 Reserved.

2.25 Reserved.

2.26 Section 83(b) Elections. To its knowledge, all individuals who have purchased shares of the Company’s Common Stock under agreements that provide for the vesting of such shares have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

2.27 Qualified Small Business Stock. As of the date of this Agreement, the Shares constitute “qualified small business stock” within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended.

2.28 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.29 Real Property Holding Company. The Company is not a real property holding company within the meaning of Section 897 of the Code.

2.30 Disclosure. To the Company’s knowledge, neither this Agreement, the Ancillary Agreements, nor any other written statements or certificates made or delivered in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3. Representations, Warranties and Covenants of the Investors. Each Investor hereby, severally and not jointly, represents, warrants and covenants to the Company as follows:

3.1 Power; Authorization. Such Investor has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable laws and principles of public policy.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares and the Common Stock issuable upon conversion thereof will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares and the Common Stock issuable upon conversion thereof.

3.3 Reliance upon Investors’ Representations. Such Investor understands that the Shares are not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Shares hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Investors’ representations set forth herein.

3.4 Disclosure of Information. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the Company’s business, financial condition, properties and prospects and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

3.5 Investment Experience; Economic Risk. Such Investor understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. Such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to that of the Company and acknowledges that such Investor is able to fend for himself, herself or itself. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Shares. Such Investor can bear the economic risk of such Investor’s investment and is able, without impairing such Investor’s financial condition, to hold the Shares and the Common Stock issuable upon conversion thereof for an indefinite period of time and to suffer a complete loss of such Investor’s investment.

3.6 Accredited Investor Status.

(a) Such Investor represents to the Company that such Investor is an Accredited Investor (as defined below). If other than an individual, such Investor also represents that such Investor has not been organized for the purpose of acquiring the Shares.

(b) The term “Accredited Investor” as used herein refers to:

(i) A person who is a director or executive officer of the Company;

(ii) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of the purchase exceeds $1,000,000;

(iii) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of

$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(iv) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

(v) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(vi) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

(viii) Any entity in which all of the equity owners are Accredited Investors.

As used in this Section 3.6, the term “net worth” means the excess of total assets over total liabilities. For the purpose of determining a person’s net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 3.6, “income” means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, such Investor should consider whether such Investor should add any or all of the following items to such Investor’s adjusted gross income for income tax purposes in order to reflect more accurately such Investor’s actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan and alimony payments.

3.7 Residency. In the case of an Investor who is an individual, the state of such Investor’s residency, or, in the case of an Investor that is a corporation, partnership or other entity, the state of such Investor’s principal place of business, is correctly set forth on the Schedule of Investors.

3.8 Restricted Securities. Such Investor understands that the Shares and the Common Stock issuable upon conversion thereof are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Shares and the Common Stock issuable upon conversion thereof may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Investor represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

3.9 Brokers or Finders. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.10 Tax Liability. Such Investor has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Such Investor relies solely on such advisors and not on any statements or representations of the Company, the Company’s counsel, or any of the Company’s agents. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.11 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares and the Common Stock issuable upon conversion thereof unless and until (X) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Securities Act.

3.12 Legends. Such Investor understands and agrees that the certificates evidencing the Shares and any Common Stock issuable upon conversion thereof shall bear the following legend (in addition to any legend required by the Ancillary Agreements or under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

4. Conditions to Closing of Investors. The obligations of each Investor under Section 1.1(c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

4.1 Representations and Warranties Correct. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

4.3 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion thereof.

4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors. Each Investor shall have received all such counterpart original and certified or other copies of such documents as such Investor may reasonably request.

4.5 Restated Certificate. The Restated Certificate shall have been filed with and certified by the Delaware Secretary of State.

4.6 Investors’ Rights Agreement. The Company and the Founders (as defined in the Investors’ Rights Agreement) shall have executed and delivered the Investors’ Rights Agreement.

4.7 Co-Sale Agreement. The Company and the Founders (as defined in the Co-Sale Agreement) shall have executed and delivered the Co-Sale Agreement.

4.8 Voting Agreement. The Company and the Founders (as defined in the Voting Agreement) shall have executed and delivered the Voting Agreement.

4.9 Other Closing Deliverables. The Company shall have delivered to each Investor at the Closing the following:

(a) a certificate executed by the Company’s Chief Executive Officer or President on behalf of the Company certifying that the conditions specified in Sections 4.1 and 4.2 have been satisfied.

(b) a certificate of the Delaware Secretary of State, a certificate of the Texas Secretary of State and a certificate of account status from the Texas Comptroller of Public Accounts, each dated as of a date within seven (7) days of the date of the Closing, with respect to the good standing of the Company.

(c) a certificate of the Company executed by the Company’s Secretary attaching and certifying to the truth and correctness of (1) the Restated Certificate, (2) the Bylaws and (3) the board and stockholder resolutions adopted in connection with the transactions contemplated by this Agreement.

5. Conditions to Closing of Company. The obligations of the Company to each Investor under this Agreement are subject to fulfillment on or before the Closing of each of the following conditions by that Investor:

5.1 Representations and Warranties Correct. The representations and warranties of each Investor contained in Section 2.1 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion thereof.

5.3 Restated Certificate. The Restated Certificate shall have been filed with and certified by the Delaware Secretary of State.

5.4 Investors’ Rights Agreement. The Investors and Founders (as defined in the Investors’ Rights Agreement) shall have executed and delivered the Investors’ Rights Agreement.

5.5 Co-Sale Agreement. The Investors and the Founders (as defined in the Co-Sale Agreement) shall have executed and delivered the Co-Sale Agreement.

5.6 Voting Agreement. The Investors and Founders (as defined in the Voting Agreement) shall have executed and delivered the Voting Agreement.

6. Miscellaneous.

6.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF DELAWARE AS APPLIED TO

AGREEMENTS ENTERED INTO AMONG DELAWARE RESIDENTS TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

6.2 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained herein or made pursuant to this Agreement shall survive the execution and delivery of the Agreement and the Closing.

6.3 Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4 Entire Agreement. This Agreement, including the exhibits attached to this Agreement, and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

6.5 Amendment. Except as expressly provided herein, neither this Agreement nor any term of this Agreement may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that Investors holding at least a majority of the shares of Common Stock issuable upon conversion of the Shares sold pursuant to this Agreement may, with the Company’s prior written consent, amend, waive, discharge or terminate on behalf of all the Investors, any term of this Agreement.

6.6 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by certified United States mail, postage prepaid, return receipt requested, sent by facsimile or sent by electronic mail directed (a) if to an Investor, at such Investor’s address, facsimile number or electronic mail address set forth on the Schedule of Investors or on such Investor’s signature page to this Agreement, or at such other address, facsimile number or electronic mail address as such Investor may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address, facsimile number or electronic mail address as the Company may designate by ten (10) days’ advance written notice to each Investor. All such notices and other communications shall be effective or deemed given upon personal delivery, five days after mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each Investor agrees that such notice may given by facsimile or by electronic mail.

6.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Investor of any breach or default under this Agreement, or any waiver on the part of any Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Investor, shall be cumulative and not alternative.

6.8 Finder’s Fees. With respect to any finder’s fees arising out of the purchase of the Shares pursuant to this Agreement:

(a) The Company hereby agrees to indemnify and to hold the Investors harmless of and from any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives are responsible.

(b) Each Investor hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its employees or representatives are responsible.

6.9 Expenses. The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement; provided, however, that if the Closing is effected, the Company shall reimburse the actual reasonable fees and expenses of Nixon Peabody LLP, counsel for Eastern Advisors, in an amount not to exceed $5,000.

6.10 Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Ancillary Agreements or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

6.12 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.14 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party to this Agreement, all parties to this Agreement agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

6.15 Indemnification. The Company, without limitation as to time, assumes liability for and agrees to indemnify, defend and hold harmless each Investor and its officers, directors, stockholders, partners, employees, agents and Affiliates (collectively, “Indemnified Persons”) from and against, all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including attorneys’ fees and expenses) (collectively, “Losses”) (i) arising out of or related to any breach or inaccuracy of any representation or warranty of the Company contained in this Agreement; (ii) any non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement or any Ancillary Agreement; or (iii) incurred in connection with any action or proceeding against the Company or any Indemnified Person arising out of or in connection with this Agreement, any Ancillary Agreement (or any other document or instrument executed pursuant hereto or thereto), or the transactions contemplated herein or therein, other than (a) Losses resulting that are finally determined in such action or proceeding to be primarily and directly a result of (1) the gross negligence of such Indemnified Person, (2) a breach of a fiduciary duty, if any, owed by such Indemnified Person to the Company, (3) the intentional misconduct or a knowing violation of applicable law by such Indemnified Person, or (4) a transaction from which such Indemnified Person received an improper personal benefit, or (b) Losses that are the subject of the indemnification agreement entered into by the Company and such Indemnified Person pursuant to the Investors’ Rights Agreement, as to which Losses such indemnification agreement, rather than this Section 6.15, shall apply. The Company agrees to reimburse each Indemnified Person promptly for all such Losses as they are incurred by such Indemnified Person if the Company receives a written undertaking by or on behalf of such Indemnified Person to reimburse the Company for any payments made by the Company to such Indemnified Person if it is finally determined in such action or proceeding that such Indemnified Person is not entitled to indemnification pursuant to clause (iii) above. The obligations of the Company to each Indemnified Person under this Section 6.15 will be separate and distinct obligations and will survive any transfer of securities by any Investor and the expiration or termination of this Agreement or any Ancillary Agreement. THE COMPANY AND THE INVESTORS INTEND THAT THE INDEMNIFIED PERSONS BE INDEMNIFIED FROM LIABILITY FOR THEIR OWN NEGLIGENCE PURSUANT TO THIS SECTION 6.15. To the extent permitted by law, if the indemnification provided for herein is held by a court of competent jurisdiction (by the entry of a final judgment or decree by such court and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an Indemnified Person with respect to any Losses referred to herein, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of such Indemnified Person.

6.16 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any other Investor, or any officer, director, stockholder, employee, agent, partner or Affiliate of any such other Investor, in making its investment or decision to invest in the Company or in monitoring such investment. Each Investor agrees that no other Investor nor any officer, director, stockholder, employee, agent, partner or Affiliate of any other Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Shares, or both. Without limiting the foregoing, no Investor, nor any of its officers, directors, stockholders, partners, employees or agents of Affiliates, or other holder of any Shares shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any subsidiary or their respective properties, business or financial and other affairs, acquired by such Investor or holder from the Company or any subsidiary or the respective officers, directors, employees, agents, representatives, counsel or auditors of either, and in turn provided to another Investor or holder of Shares, nor shall any such Investor or other Person have any obligation or responsibility whatsoever to provide any such information to any other Investor or holder of Shares or to continue to provide any such information if any information is provided.

6.17 Waiver of Potential Conflicts of Interest. Each of the Investors and the Company acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), may have represented and may currently represent certain of the Investors. In the course of such representation, WSGR may have come into possession of confidential information relating to such Investors. Each of the Investors and the Company acknowledges that WSGR is representing only the Company in this transaction and that WSGR is not representing any Investor. Each of the Investors and the Company understands that an affiliate of WSGR has previously purchased shares of the Company’s capital stock. By executing this Agreement, each of the Investors and the Company hereby waives any actual or potential conflict of interest which may arise as a result of WSGR’s representation of such persons and entities and WSGR’s possession of such confidential information. Each of the Investors and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

6.18 Rights of Investors. Each Investor, in its sole and absolute discretion, may exercise or refrain from exercising any rights or privileges that such Investor may have pursuant to this Agreement, the Ancillary Agreements, the Restated Certificate, the Bylaws or at law or in equity, and such Investor shall not incur or be subject to any liability or obligation to the Company, any other Investor or holder of Shares, any other stockholder or securityholder of the Company or any other person, by reason of exercising or refraining from exercising any such rights or privileges.

6.19 No Commitment for Additional Financing. The Company acknowledges and agrees that no Investor has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth in Section 1.1 and subject to the conditions set forth in Section 4. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

6.20 Joint Product. This Agreement and the Ancillary Agreements are the joint product of the Company and the Investors, and each provision hereof and thereof has been the subject of mutual consultation, negotiation and agreement of the Company and the Investors and shall not be construed against any party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

BAZAARVOICE, INC.

By:	/s/ Brett A. Hurt
Brett A. Hurt,
President

Address:
3900 N. Capital of Texas Highway, Suite 300
Austin, TX 78746
Fax: 512-732-9997

BAZAARVOICE, INC.

SIGNATURE PAGE TO SERIES E PREFERRED STOCK PURCHASE AGREEMENT

“Investor”

EA PRIVATE INVESTMENTS, LLC

By:	/s/ Scott Booth

Name:	Scott Booth

Title:	Managing Partner

BAZAARVOICE, INC.

SIGNATURE PAGE TO SERIES E PREFERRED STOCK PURCHASE AGREEMENT

SCHEDULE A

Schedule of Investors

Closing: February 9, 2010

Investor’s Name and Address	No. of Shares of Series E Preferred Stock	Aggregate Purchase Price of Series E Preferred Stock
EA Private Investments, LLC 101 Park Avenue, 33/F New York, NY 10178 Fax: 212-984-2331 Attn: Mitchell Green Scott Booth mitchell@easternadvisors.com	726,392	$2,999,998.96

Totals:	726,392	$2,999,998.96

A-1

SCHEDULE B

Schedule of Exceptions

EXHIBIT A

Form of Sixth Amended and Restated Certificate of Incorporation

EXHIBIT B

Form of Amended and Restated Investors’ Rights Agreement

EXHIBIT C

Form of Amended and Restated Right of First Refusal and Co-Sale Agreement

EXHIBIT D

Amended and Restated Voting Agreement